EXHIBIT 99.1

To our Shareholders,

Over the past 12 months, Front Porch Digital has undertaken a comprehensive restructuring of the Company's management, finances, operations, and marketing direction. Our mission was to improve the fundamentals of the business, position the Company for sustainable, profitable growth, and thereby maximize shareholder value.

I am happy to report that these tasks have been completed. In this, my first letter to shareholders, I bring you news and insight regarding the new management team, actions we've taken, current status, and a view of our future. I hope you will find evidence of a business moving in the right direction and justification for the confidence you have placed in the Company.

MANAGEMENT

I believe our management team is stronger now than ever before, particularly in the areas of sales, development, and operations.

o In June of 2003, Rino Petricola was named V.P. and General Manger of our European and Asian channels, and since that time his group has closed new business totaling over $3.0 million. DIVArchive is now the leading archive management application within the European and Asian broadcast markets, and momentum is growing.

o In September, Front Porch hired Nikesh Kalra as our Director of U.S. Sales and Marketing. Nikesh is the Company's first US-based sales professional with high-level experience and contacts in the broadcast industry. Through his relationships, we believe Front Porch is positioned to compete for, and win emerging deals within the U.S. broadcast and film post-production industries.

o Also, in September, the Company hired Bob Young as V.P. of Operations. Before joining Front Porch, Bob served as V.P. of Customer Operations for Motorola. In his role there, Bob ran a digital video service organization of more than 190 employees. Bob now drives the Company's development, support, and maintenance organizations. His mission is to ensure that Front Porch is able to sustain its technological advantages, meet all customer commitments, and ensure that the business functions profitably.

REPOSITIONING THE COMPANY

       -----------------------------------------------------------------------------------------
       OPERATIONS AS OF 1/1/03                     OPERATIONS AS OF 1/1/04
       -----------------------------------------------------------------------------------------
       BitScream Division, Mt. Laurel, NJ          Transcoding Division, Mt. Laurel, NJ

       -  Targeting broadcast market               -  Targeting Media & Entertainment market
       -----------------------------------------------------------------------------------------
       DIVArchive Division, Toulouse, France       DIVArchive Division, Mt. Laurel, NJ

       -  Targeting broadcast and medical markets  -  Targeting Media & Entertainment market
       -----------------------------------------------------------------------------------------
       Media Services Division, Houston, TX        International Sales/Ops, Toulouse, France

       -  Targeting financial services market      -  Targeting Media & Entertainment market
       -----------------------------------------------------------------------------------------

During the course of 2003, Management made the decision to exit the DIVArchive Medical business, which incurred $981,000 in operating losses for the nine months ended September 30, 2003. A similar decision was made regarding the Media Services operation in Houston.

Both businesses had high operating expenses, few channels to market, long sales cycles, and limited sales opportunities in the two-year time frame. Exit from these businesses allowed Front Porch to cut costs, raise cash, and focus all of our resources on our core strengths selling DIVArchive and BitScream into the Media and Entertainment industry. Today, all of our sales, sales engineering, development, delivery, and support capabilities are aligned to meet the growing needs of this market, particularly the broadcast and content provider segments.

OPERATING EXPENSES MATCHED TO REVENUES

Based on the priorities of repositioning, Management took decisive steps to bring operating costs in line with revenues. The Company will provide a more comprehensive description of the changes and measurement of resulting benefits from these moves in our 2003 Annual Report filed on Form 10-KSB.

o HEADCOUNT REDUCTIONS: Starting in November 2002, the Company began a phased reduction in workforce that removed 16 full-time employees from operations in Mt. Laurel, Houston, and Toulouse, France. In July 2003, an additional 13 French employees were transferred to Eastman Kodak without liability to the Company in connection with the sale of the DIVArchive Medical business.
    Four other employees in Toulouse were also laid off as part of this transition.

o REDUCED FACILITIES COST: Upon exit from the Media Services business, management negotiated a liability-free release from the remaining one-year lease on the Houston facility. In September 2003, Eastman Kodak assumed responsibility for 80 percent of the long-term lease on our Toulouse facility. In November 2003, Front Porch closed its New York office, as well, and this important market is now served from nearby Mt. Laurel, New Jersey where office space costs are lower.


FINANCIAL REPOSITIONING

At the outset of 2003, Front Porch faced pressure from a number of large short-term liabilities, and also required additional financing to address operating cash flow needs. The Management team successfully addressed these challenges through a series of significant and time-critical negotiations. As a result, the financial underpinnings of the business have been measurably improved.

o FUND RAISING: In April of last year, Front Porch raised $645,000 in cash in an unsecured convertible note, which helped fund Company restructuring efforts. The creation of this instrument involved a series of other important actions detailed below.

o RESTRUCTURING OF OPERATING LIABILITIES: Management negotiated the reduction, extension, or settlement of a number of short-term liabilities incurred during operations in previous years. Foremost among these was the extension of payment terms on $530,000 in current payables over a five-year period. Management also negotiated conversion of $95,000 in current liabilities into the unsecured convertible note issued in April 2003.

o RESTRUCTURING OF DEBT: Management achieved conversion of a $500,000 senior secured convertible note (plus accrued interest) that matured on March 31, 2003. As part of this transaction, $250,000 in principal plus accrued interest was converted into common shares and $250,000 was converted into the unsecured convertible note issued. The Company also negotiated an extension and new terms for a $150,000 loan, which at this time is almost fully paid off.

o SALE OF DIVARCHIVE MEDICAL BUSINESS: Front Porch received $850,000 in cash from the sale of DIVArchive Medical business, which provided additional financing for restructuring efforts and for payment of certain exit costs from that business. As noted above, the Company also realized significant savings from the resulting reduction in workforce.

o IMPAIRMENT OF GOODWILL AND INTELLECTUAL PROPERTY: In June of last year, the Company conducted an impairment analysis to determine appropriate fair value of the Media Services division. After considering the diminished prospects of the business, the Company recorded a loss on the impairment of goodwill and intellectual property of $3.34 million at June 30, 2003.


SALES CHANNEL PARTNERSHIPS

The supply chain for digital media conversion includes storage hardware and video server manufacturers, automation and asset management vendors, and broadcast systems integrators. Front Porch has strong sales channel partnerships with the market leaders in each of these categories. Indeed, more than two thirds of all of our new business involves or is sold through channel partners, and the Company is constantly opening and building new relationships to expand our coverage.

In December 2003, Front Porch announced that StorageTek(R) (Storage Technology Corporation, NYSE: STK) signed a global OEM agreement which provides StorageTek with a worldwide license to market and sell DIVArchive software. This announcement is indicative of the progress Front Porch is making on expanding channels of distribution. Other global storage hardware and systems integration companies seek to establish similar reseller arrangements to sell our products, and we must apply resources to generate sales from these channels. This will be a key objective during 2004.

2003 NEW BUSINESS GROWTH

Our recent new business win rate demonstrates growing market preference for our DIVArchive and BitScream software products. Front Porch signed contracts with 40 different media companies in 2003, and 43 percent of new orders came from repeat business. On January 6, 2004, Front Porch announced that signed orders during 2003 reached $4.4 million in contract value.

DIVArchive and BitScream software orders for the fourth quarter of 2003 achieved record levels with signed contracts for future delivery totaling over $1.5 million. The fourth quarter 2003 monthly average of $514,000 in closed contracts represented a 62 percent increase compared to the monthly average of $318,000 for the previous nine-months. Excluding orders of support and maintenance contracts, average deal values approximated $167,000 per transaction for contracts signed in the fourth quarter.

As of October 31, 2003, the Company reported that it had a backlog of contract value to be recognized as future revenue in excess of $2 million. Augmented by new business won in the fourth quarter, the Company has a healthy backlog of revenue rolling into 2004.

INEVITABLE MIGRATION TO DIGITAL BROADCAST WORKFLOW

While media and entertainment companies are beginning to invest more heavily in digital workflow infrastructure, the vast market opportunity in this space still lies ahead. Most industry experts agree that fewer than five percent of broadcasters worldwide have made the move to a complete digital environment. The major

US networks are just beginning to define requirements and budget estimates for future investment. We believe their market entry is inevitable and will begin in 2004 and 2005.

With the next wave of migration opportunities rising before us, we believe Front Porch is well positioned to capture a dominant share of this emerging market. We believe our best-of-breed products, strong partnerships, references, and growing momentum will enable Front Porch to compete and win in the global marketplace. Our international position continues to strengthen, and the Company is leveraging those strong references in all U.S.-based market development efforts.

Early 2004 results suggest reasons for optimism. During January, Front Porch signed more than $700,000 worth of new contracts for future delivery. These deals include large centralized archives for two global broadcast brands in Europe, and another regional leader in Australia. Looking forward, our rolling 6-month new business funnel reflects more than 65 qualified leads worth over $4.6 million in aggregate contract value, and we know more opportunities will emerge as the year progresses.

SUMMARY

While great progress was made last year, Management has higher expectations for 2004. With restructuring complete and a growing market before us, every employee in this Company is excited and motivated. We intend to build Front Porch into a global force within the Media and Entertainment markets and thereby maximize shareholder value. As we work to earn the trust and loyalty of customers, partners and stakeholders alike, we hope you will find our progress encouraging and our enthusiasm contagious.

FRONT PORCH DIGITAL FORWARD LOOKING STATEMENTS: THIS LETTER TO SHAREHOLDERS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WHICH REFLECT FRONT PORCH DIGITAL'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS. THE POTENTIAL RISK FACTORS INCLUDE FRONT PORCH DIGITAL'S LIMITED OPERATING HISTORY AND EXPERIENCE IN THE DATA AND VIDEO DIGITAL CONVERSION BUSINESS, FRONT PORCH DIGITAL'S ABILITY TO ATTRACT SIGNIFICANT ADDITIONAL FINANCING AND INCUR OPERATIONAL LOSSES AND NEGATIVE CASH FLOW, AND RISKS ASSOCIATED WITH EXPANSION. ADDITIONAL RISK FACTORS ARE SET FORTH IN FRONT PORCH DIGITAL'S REPORTS AND DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



/s/ MICHAEL KNAISCH
-------------------
Michael Knaisch

Chief Executive Officer

Front Porch Digital, Inc.